FALCONRIDGEOIL

Head Office
17 - 120 West Beaver Creek Rd.
Richmond Hill, Ontario L4B 1L2
Canada

Tel: (905) 771-6551
Fax: (905) 771-0838
Email: info@falconridgeoil.com
www.falconridgeoil.com

PLACEMENT AGENT AGREEMENT

This will confirm the understanding and agreement dated Jan 14, 2015, (the "Agreement") between:

ALMORLI ADVISORS INC., a New York corporation ("ALMORLI"),
located at The Chanin Building, 380 Lexington Ave., 17th Flr., New York, NY 10168

AND

FALCONRIDGE OIL TECHNOLOGIES CORP. (OTCQB: FROT), a Nevada corporation (the "Company"),

AS FOLLOWS:

1. The purpose of this Agreement is to set forth the Terms of our Agreement with respect to the compensation ALMORLI or its Designees are to receive for assisting and advising THE COMPANY or related entities in obtaining Financing and other Advisory and Due Diligence Services ("Financing") . Obtaining such Financing will primarily be focused on four groups: Private Equity Firms; Hedge Funds; Venture Capital Firms investing in Public Cos. and Substantial Pools Of Capital . It is expected that such Investment shall be in the form of Common Stock with and without Warrants and or Convertible Securities / Debentures (" Investor") .

2. The appointment and authorization of ALMORLI under Section 1 of this Agreement shall commence on the date hereof and shall expire 6 months after the date hereof, (the "Term")

3. The Company agrees to pay ALMORLI, upon the closing of each Transaction with Investors (each, a "Closing"), by Wire Transfer, a Cash Fee of 8% of the total Capital provided and to be provided from ALMORLI clients. Fees shall be paid to ALMORLI when such capital is received by the Company by Investor (Investors) introduced to the Company by ALMORLI.

FALCONRIDGEOIL

Head Office
17 - 120 West Beaver Creek Rd.
Richmond Hill, Ontario L4B 1L2
Canada

Tel: (905) 771-6551
Fax: (905) 771-0838
Email: info@falconridgeoil.com
www.falconridgeoil.com

4. Any notices hereunder shall be in writing, and shall be sent to the Company and to ALMORLI at their respective addresses set forth above. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given by giving written notice to the other party of such change of address in the manner herein provided.

5. Any dispute arising under or relating to this Agreement or the parties' respective rights and duties hereunder shall be resolved by binding arbitration to be held in New York, New York under the Simplified Rules of the Judicial Arbitration and Mediation Service (JAMS).

6. Subject to the foregoing, this Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

____

On behalf of Falconridge, Mark Pellicane

____

On behalf of Almorli Advisors Inc., Rich Berg